Exhibit 99.1

GULF ISLAND

REPORTS FIRST QUARTER 2022 RESULTS

HOUSTON, TX - Gulf Island Fabrication, Inc. (NASDAQ: GIFI) (“Gulf Island” or the “Company”), a leading steel fabricator and service provider to the industrial and energy sectors, today announced results for the first quarter 2022.

FIRST QUARTER 2022 SUMMARY (as compared to the first quarter 2021)

•	Revenue of $28.7 million, 20.6% increase y/y
•	Net loss from Continuing Operations of $5.0 million, $2.6 million increase y/y
•	Non-GAAP EBITDA loss from Continuing Operations of $3.7 million, $2.6 million increase y/y
•	Operating income for Services Division of $1.2 million, $0.9 million increase y/y
•	Non-GAAP EBITDA for Services Division of $1.5 million, $1.1 million increase y/y
•	Cash balance of $42.8 million at March 31, 2022

Consolidated revenue for the first quarter 2022 was $28.7 million, compared to $23.8 million for the first quarter 2021. Consolidated loss from continuing operations for the first quarter 2022 was $5.0 million, compared to a loss of $2.4 million for the first quarter 2021. EBITDA from continuing operations was a loss of $3.7 million for the first quarter 2022, versus a loss of $1.2 million for the prior year period. See “Non-GAAP Measures” below for the Company’s reconciliation and definition of EBITDA.

MANAGEMENT COMMENTARY

“We had a strong first quarter in our Services business, and we continued to experience good execution in our Fabrication business, though near-term volumes remain challenged,” said Richard Heo, Gulf Island’s President and Chief Executive Officer. “We nearly doubled our Services revenue and more than tripled our Services EBITDA during the first quarter, owing to favorable end market trends and the benefit of the DSS Acquisition. We are encouraged by the opportunities for our expanded services platform and are well-positioned for continued growth given our accelerating business momentum and improved competitive positioning following the acquisition.”

“We highlighted last quarter that we were committed to taking a measured and disciplined approach when bidding on large fabrication projects, and we believe our strategy is beginning to pay off as we are seeing a noticeable tightening in industry capacity,” continued Heo. “The surge in energy prices has accelerated project activity in the Gulf Coast region and current fabrication capacity will be challenged to satisfy the growing demand. We are encouraged by these developments and believe our skilled craft workforce, strategic location, and strong history of execution position us to take advantage of these trends.”

“Our expanded services platform has quickly become a key part of our growth strategy, which is demonstrated by our decision to break out the business as a separate reportable segment,” stated Westley Stockton, Gulf Island’s Chief Financial Officer. “In addition, our liquidity position was consistent with our expectations, ending the quarter with almost $43.0 million in cash, giving us the financial flexibility to pursue growth opportunities in both our Services and Fabrication businesses.”

“Our measured and disciplined approach to the growth phase of our strategic transformation is beginning to take shape,” noted Heo. “It has taken a lot of hard work to get to this position, and I am excited about the opportunities for Gulf Island in the coming years,” concluded Heo.

STRATEGIC UPDATE

During 2021, management shifted to the next phase of its strategic transformation, which is focused on generating stable, profitable growth for the Company based on pursuing new growth end markets, growing and diversifying the Company’s Services business, further strengthening project execution, and expanding the Company’s skilled labor workforce. Below is an update on the progress made on each of these initiatives during the first quarter:

Pursue new growth end markets – The Company has focused its near-term business development efforts on higher-growth end markets such as LNG and petrochemical, with an eye towards pursuing opportunities in the rapidly growing energy transition market over time. Bidding activity in the LNG and petrochemical markets has been improving and the Company is starting to see capacity tighten. While the Company intends to remain disciplined when bidding on large fabrication projects, management is becoming more optimistic that there will be large project opportunities that are more aligned with its risk/return expectations. In the interim, Gulf Island will continue to focus on its small-scale fabrication business, which is enhanced by pull-through work from the growing Services business.

Grow and diversify services business – The Company is pursuing opportunities to diversify its offshore services customer base, increase its offshore services offerings, and expand its services offerings to onshore markets. The Company believes expanding and diversifying its Services business will deliver a more stable revenue stream while providing underpinning work to recruit, develop and retain craft professionals. Based on strategic internal initiatives and the successful integration of the DSS Acquisition, Gulf Island has quickly built a strong services platform that is positioned for profitable growth.

Further strengthen project execution and maintain bidding discipline – The Company continues to focus on strengthening its personnel, processes and procedures in an effort to further improve project execution, which will drive higher margins and improve new award win rates. Additionally, the Company continues to take a disciplined approach to pursuing and bidding project opportunities to ensure awarded projects meet required risk/return expectations. By remaining disciplined in the bidding process and demonstrating strong execution, Gulf Island will be well positioned for profitable growth as end markets continue to strengthen.

Expand skilled workforce – The Company continues to focus on ways to improve retention and enhance and add to its skilled craft personnel, as a strong workforce will be a key differentiator in pursuing new project awards, particularly as industry capacity continues to tighten. The Company was able to make significant progress on this initiative through the DSS Acquisition, which nearly doubled its skilled craft workforce and expanded its geographic footprint for skilled labor.

SEGMENT RESULTS

New Segment Reporting – During the first quarter 2022, the Company realigned its operating divisions to reflect the growth in its services platform, due in part to the acquisition of the services and industrial staffing businesses (“DSS Acquisition”) of Dynamic Industries, Inc. in December 2021. Accordingly, the Company’s current reportable segments are “Services”, “Fabrication”, “Shipyard” and “Corporate”. The Services Segment includes offshore and onshore services work performed at customer facilities, including offshore platforms. The Fabrication Segment includes all fabrication work performed on-site at the Company’s facilities, including pull-through fabrication work for the Services Segment. The Shipyard Division and Corporate Division are unchanged from prior reporting.

Services Segment – Revenue for the first quarter 2022 was $20.7 million, an increase of $13.2 million compared to the first quarter 2021. The increase was primarily due to incremental revenue associated with the DSS Acquisition and higher offshore services activity.

New project awards were $19.4 million for the first quarter 2022, representing a 202% year-over-year increase, and backlog totaled $1.2 million at March 31, 2022. The new award growth was driven by the DSS Acquisition and higher offshore services work. See “Non-GAAP Measures” below for the Company’s definition of new project awards and backlog.

Operating income was $1.2 million for the first quarter 2022, compared to operating income of $0.3 million for the first quarter 2021. EBITDA for the first quarter was $1.5 million (or 7.5% of revenue), versus $0.4 million (or 5.7% of revenue), for the prior year period. Operating results for the first quarter 2022 benefited from improving trends in the division’s legacy offshore services business, a strong project margin mix and the DSS Acquisition.

Fabrication Segment – Revenue for the first quarter 2022 was $5.6 million, a decrease of $6.1 million compared to the first quarter 2021. The decrease was primarily due to completion of several large fabrication projects that were in process in the prior period, offset partially by higher small-scale fabrication activity.

New project awards were $8.3 million for the first quarter 2022, representing a 45% year-over-year increase, and backlog totaled $7.0 million at March 31, 2022. The new award growth was driven by higher small-scale fabrication work. See “Non-GAAP Measures” below for the Company’s definition of new project awards and backlog.

Operating loss was $2.9 million for the first quarter 2022, compared to operating income of $0.6 million for the first quarter 2021. EBITDA for the first quarter was a loss of $2.1 million, versus income of $1.5 million for the prior year period. Operating loss and EBITDA for the first quarter 2021 included project improvements of $0.6 million attributable to the division’s offshore modules project. Operating results for both periods were impacted by low revenue volume and the associated partial under-recovery of overhead costs due to the under-utilization of facilities and resources; however, the 2022 period experienced an increase in such under-recovery of overhead costs due to lower work hours for the division’s large fabrication projects. These impacts were offset partially by a more favorable project margin mix for the division’s small-scale fabrication work.

Shipyard Segment – Revenue for the first quarter 2022 was $2.5 million, a decrease of $2.6 million compared to the first quarter 2021. Revenue for both quarters was related entirely to the division’s seventy-vehicle ferry and two forty-vehicle ferry projects.

Operating loss was $1.2 million for the first quarter 2022, compared to an operating loss of $1.2 million for the first quarter 2021. Results for the first quarter 2022 included ongoing vessel holding costs and legal fees of $0.9 million associated with the Company’s contract dispute for two multi-purpose supply vessels (“MPSV”). The Company continues to anticipate the wind down of its Shipyard Division operations by the third quarter 2022.

Corporate Segment – Operating loss was $2.0 million for the first quarter 2022, compared to an operating loss of $1.9 million for the first quarter 2021. The increase was primarily due to higher incentive plan costs and costs associated with initiatives to diversify and enhance the Company’s business.

Discontinued Operations – In April 2021, the Company sold its Shipyard Division operating assets and long-term construction contracts (“Shipyard Transaction”). Discontinued operations include the results associated with the operations included in the Shipyard Transaction and associated with certain previously closed Shipyard Division facilities. Operating loss was $16.1 million for the first quarter 2021, and included impairment charges and transaction costs of $23.4 million. There were no results from discontinued operations for the first quarter 2022.

BALANCE SHEET AND LIQUIDITY

The Company’s cash balance at March 31, 2022 was $42.8 million, including $1.7 million of restricted cash associated with outstanding letters of credit. At March 31, 2022, the Company had no debt.

FIRST QUARTER 2022 CONFERENCE CALL

Gulf Island will hold a conference call on Tuesday, May 10, 2022 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results. The call will be available by webcast and can be accessed on Gulf Island’s website at www.gulfisland.com. Participants may also join the call by dialing 1.888.882.4478 and requesting the “Gulf Island” conference call. A replay of the webcast will be available on the Company's website for seven days after the call.

ABOUT GULF ISLAND

Gulf Island is a leading fabricator of complex steel structures and modules and provider of specialty services, including project management, hookup, commissioning, repair, maintenance, scaffolding, coatings, civil construction and staffing services to the industrial and energy sectors. The Company’s customers include U.S. and, to a lesser extent, international energy producers; refining, petrochemical, LNG, industrial and power operators; and EPC companies. The Company is headquartered in Houston, Texas and its primary operating facilities are located in Houma, Louisiana.

NON-GAAP MEASURES

This Release includes certain non-GAAP measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), new project awards and backlog. The Company believes EBITDA is a useful supplemental measure as it reflects the Company's operating results excluding the non-cash impacts of depreciation and amortization. Reconciliations of EBITDA to the most comparable GAAP measure are presented under “Consolidated Results of Operations”, “Results of Operations by Segment” and “Recast of 2021 Results for Change in Reportable Segments” below.

The Company believes new project awards and backlog are useful supplemental measures as they represent work that the Company is obligated to perform under its current contracts. New project awards represent the expected revenue value of contract commitments received during a given period, including scope growth on existing contract commitments. Backlog represents the unrecognized revenue value of new project awards, and at March 31, 2022, was consistent with the value of remaining performance obligations for contracts as determined under GAAP.

Non-GAAP measures are not intended to be replacements or alternatives to GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. The Company may present or calculate non-GAAP measures differently from other companies.

CAUTIONARY STATEMENTS

This Release contains forward-looking statements in which the Company discusses its potential future performance. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to timing of wind down of our Shipyard Division operations, diversification and entry into new end markets, improvement of risk profile, industry outlook, oil and gas prices, timing of investment decisions and new project awards, operating cash flows, capital expenditures, liquidity and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

The Company cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause its actual results to differ materially from those anticipated in the forward-looking statements include: the final assessment of damage to its Houma facilities and the related recovery of any insurance proceeds; the duration and scope of, and uncertainties associated with, the ongoing global pandemic caused by COVID-19 (including new and emerging strains and variants) as well as the war in Ukraine, and the corresponding volatility in oil prices and the impact thereof on its business; its ability to secure new project awards, including fabrication projects for refining, petrochemical, LNG, industrial and sustainable energy end markets; the Company’s ability to improve project execution; its inability to realize the expected financial benefits of the Shipyard Transaction; the ability to successfully integrate the DSS Acquisition; the cyclical nature of the oil and gas industry; competition; consolidation of its customers; timing and award of new contracts; reliance on significant customers; financial ability and credit worthiness of its customers; nature of its contract terms; competitive pricing and cost overruns on its projects; adjustments to previously reported profits or losses under the percentage-of-completion method; weather conditions; changes in contract estimates; suspension or termination of projects; its ability to raise additional capital; its ability to amend or obtain new debt financing or credit facilities on favorable terms; its ability to generate sufficient cash flow; its ability to sell certain assets; any future asset impairments; utilization of facilities or closure or consolidation of facilities; customer or subcontractor disputes; its ability to resolve the dispute with a customer relating to the purported terminations of contracts to build two MPSVs and any other material legal proceedings; operating dangers and limits on insurance coverage; barriers to entry into new lines of business; its ability to employ skilled workers; loss of key personnel; performance of subcontractors and dependence on suppliers; changes in trade policies of the U.S. and other countries, including in response to Russia’s invasion of Ukraine; compliance with regulatory and environmental laws; lack of navigability of canals and rivers; systems and information technology interruption or failure and data security breaches; performance of partners in any future joint ventures and other strategic alliances; shareholder activism; focus on environmental, social and governance factors by institutional investors and regulators; and other factors described under “Risk Factors” in Part I, Item 1A of the Company’s 2021 Annual Report and as may be further updated by subsequent filings with the SEC.

Additional factors or risks that the Company currently deems immaterial, that are not presently known to the Company or that arise in the future could also cause the Company’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which the Company’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, which it cannot control. Further, the Company may make changes to its business plans that could affect its results. The Company cautions investors that it undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as of the date made, for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, and notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.

COMPANY INFORMATION

Richard W. Heo	Westley S. Stockton
Chief Executive Officer	Chief Financial Officer
713.714.6100	713.714.6100

Consolidated Results of Operations(1) (in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021(2)
New project awards(3)	$27,606	$21,549	$11,547

Revenue	$28,686	$25,812	$23,785
Cost of revenue	29,106	25,259	23,760
Gross profit (loss)(4)	(420)	553	25
General and administrative expense(5)	4,110	2,762	2,787
Other (income) expense, net(6)	452	3,949	(529)
Operating loss	(4,982)	(6,158)	(2,233)
Interest (expense) income, net	(40)	(50)	(194)
Loss before income taxes	(5,022)	(6,208)	(2,427)
Income tax (expense) benefit	(5)	18	11
Loss from continuing operations	(5,027)	(6,190)	(2,416)
Loss from discontinued operations, net of taxes(7)	-	-	(16,121)
Net loss	$(5,027)	$(6,190)	$(18,537)
Per share data:
Basic and diluted loss from continuing operations	$(0.32)	$(0.40)	$(0.15)
Basic and diluted loss from discontinued operations	-	-	(1.05)
Basic and diluted loss per common share	$(0.32)	$(0.40)	$(1.20)

Consolidated EBITDA(3) (in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021(2)
Net loss from continuing operations	$(5,027)	$(6,190)	$(2,416)
Less: Income tax (expense) benefit	(5)	18	11
Less: Interest (expense) income, net	(40)	(50)	(194)
Operating loss	(4,982)	(6,158)	(2,233)
Add: Depreciation and amortization	1,251	1,104	1,067
EBITDA	$(3,731)	$(5,054)	$(1,166)

_________________

(1)	See “Results of Operations by Segment” below for results by segment.
(2)

Results for the three months ended March 31, 2021 are different from previously reported amounts as they have been recast to reflect the classification of certain operations as discontinued operations as described in Note 7 below.

(3)	New projects awards and EBITDA are non-GAAP measures. See “Non-GAAP Measures” above for the Company’s definition of new project awards and EBITDA.
(4)

Gross profit (loss) for the Fabrication Division for the three months ended December 31, 2021 and March 31, 2021, includes project improvements of $1.2 million and $0.6 million, respectively. Gross loss for the Shipyard Division for the three months ended December 31, 2021 and March 31, 2021, includes project charges of $0.7 million and $0.7 million, respectively, and for each of the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, includes vessel holding costs of $0.2 million associated with the Company’s MPSV dispute.

(5)

General and administrative expense for the Shipyard Division for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, includes legal fees of $0.7 million, $0.2 million and $0.2 million, respectively, associated with the Company’s MPSV dispute.

(6)

Other (income) expense for the Services Division for the three months ended December 31, 2021, includes charges of $0.1 million associated with insurance deductibles and other costs related to the impacts of Hurricane Ida, and acquisition costs of $0.5 million related to the DSS Acquisition. Other (income) expense for the Fabrication Division for the three months ended March 31, 2022 and December 31, 2021, includes charges of $0.3 million and $3.1 million, respectively, associated with insurance deductibles and other costs related to the impacts of Hurricane Ida, and for the three months ended March 31, 2021, includes a gain of $0.4 million associated with the settlement of a property tax dispute. Other (income) expense for the Shipyard Division for the three months ended December 31, 2021, includes charges of $0.2 million associated with insurance deductibles and other costs related to the impacts of Hurricane Ida.

(7)

Discontinued operations include results associated with the operations included in the Shipyard Transaction and associated with certain previously closed Shipyard Division facilities, and includes project improvements of $8.4 million and impairment charges and transaction costs of $23.4 million related to the Shipyard Transaction.

Results of Operations by Segment (in thousands)

	Three Months Ended
Services Division	March 31,	December 31,	March 31,
	2022	2021	2021(1)
New project awards(2)	$19,402	$14,060	$6,423

Revenue	$20,664	$13,469	$7,506
Cost of revenue	18,736	11,401	6,942
Gross profit	1,928	2,068	564
General and administrative expense	729	454	281
Other (income) expense, net(3)	12	581	10
Operating income	$1,187	$1,033	$273

EBITDA(2)
Operating income	$1,187	$1,033	$273
Add: Depreciation and amortization	360	205	157
EBITDA	$1,547	$1,238	$430

	Three Months Ended
Fabrication Division	March 31,	December 31,	March 31,
	2022	2021	2021(1)
New project awards(2)	$8,296	$7,704	$5,711

Revenue	$5,617	$10,241	$11,736
Cost of revenue	7,638	10,629	11,255
Gross profit (loss)(4)	(2,021)	(388)	481
General and administrative expense	625	390	451
Other (income) expense, net(5)	287	3,059	(616)
Operating income (loss)	$(2,933)	$(3,837)	$646

EBITDA(2)
Operating income (loss)	$(2,933)	$(3,837)	$646
Add: Depreciation and amortization	816	822	831
EBITDA	$(2,117)	$(3,015)	$1,477

	Three Months Ended
Shipyard Division	March 31,	December 31,	March 31,
	2022	2021	2021(1)
New project awards(2)	$-	$-	$-

Revenue	$2,497	$2,317	$5,130
Cost of revenue	2,824	3,385	6,062
Gross loss(6)	(327)	(1,068)	(932)
General and administrative expense(7)	746	243	196
Other (income) expense, net(8)	115	308	77
Operating loss	$(1,188)	$(1,619)	$(1,205)

EBITDA(2)
Operating loss	$(1,188)	$(1,619)	$(1,205)
Add: Depreciation and amortization	-	-	-
EBITDA	$(1,188)	$(1,619)	$(1,205)

	Three Months Ended
Corporate Division	March 31,	December 31,	March 31,
	2022	2021	2021(1)
New project awards (eliminations)(2)	$(92)	$(215)	$(587)

Revenue (eliminations)	$(92)	$(215)	$(587)
Cost of revenue	(92)	(156)	(499)
Gross loss	-	(59)	(88)
General and administrative expense	2,010	1,675	1,859
Other (income) expense, net	38	1	-
Operating loss	$(2,048)	$(1,735)	$(1,947)

EBITDA(2)
Operating loss	$(2,048)	$(1,735)	$(1,947)
Add: Depreciation and amortization	75	77	79
EBITDA	$(1,973)	$(1,658)	$(1,868)

_________________

(1)

Results for the three months ended March 31, 2021 are different from previously reported amounts as they have been recast to reflect (i) the realignment of our reportable segments as described above, and (ii) the classification of certain operations as discontinued operations as described in Note 7 above.

(2)	New projects awards and EBITDA are non-GAAP measures. See “Non-GAAP Measures” above for the Company’s definition of new project awards and EBITDA.
(3)

Other (income) expense for the Services Division for the three months ended December 31, 2021, includes charges of $0.1 million associated with insurance deductibles and other costs related to the impacts of Hurricane Ida, and acquisition costs of $0.5 million related to the DSS Acquisition.

(4)	Gross profit (loss) for the Fabrication Division for the three months ended December 31, 2021 and March 31, 2021, includes project improvements of $1.2 million and $0.6 million, respectively.
(5)

Other (income) expense for the Fabrication Division for the three months ended March 31, 2022 and December 31, 2021, includes charges of $0.3 million and $3.1 million associated with insurance deductibles and other costs related to the impacts of Hurricane Ida, and for the three months ended March 31, 2021, includes a gain of $0.4 million associated with the settlement of a property tax dispute.

(6)

Gross loss for the Shipyard Division for the three months ended December 31, 2021 and March 31, 2021, includes project charges $0.7 million and $0.7 million, respectively, and for each of the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, includes vessel holding costs of $0.2 million associated with the Company’s MPSV dispute.

(7)

General and administrative expense for the Shipyard Division for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, includes legal fees of $0.7 million, $0.2 million and $0.2 million, respectively, associated with the Company’s MPSV dispute.

(8)

Other (income) expense for the Shipyard Division for the three months ended December 31, 2021, includes charges of $0.2 million associated with insurance deductibles and other costs related to the impacts of Hurricane Ida.

Recast of 2021 Results for Change in Reportable Segments(1) (in thousands)

	Three Months Ended		Year Ended
Services Division	September 30,	June 30,	December 31,
	2021	2021	2021
New project awards(2)	$8,943	$8,804	$38,230

Revenue	$9,305	$10,278	$40,558
Cost of revenue	7,843	8,680	34,866
Gross profit	1,462	1,598	5,692
General and administrative expense	338	306	1,379
Other (income) expense, net(4)	224	-	815
Operating income	$900	$1,292	$3,498

EBITDA(2)
Operating income	$900	$1,292	$3,498
Add: Depreciation and amortization	138	141	641
EBITDA	$1,038	$1,433	$4,139

	Three Months Ended		Year Ended
Fabrication Division	September 30,	June 30,	December 31,
	2021	2021	2021
New project awards(2)	$6,397	$9,769	$29,581

Revenue	$8,120	$11,242	$41,339
Cost of revenue	8,422	10,536	40,842
Gross profit (loss)(3)	(302)	706	497
General and administrative expense	547	455	1,843
Other (income) expense, net(5)	(376)	(176)	1,891
Operating income (loss)	$(473)	$427	$(3,237)

EBITDA(2)
Operating income (loss)	$(473)	$427	$(3,237)
Add: Depreciation and amortization	847	860	3,360
EBITDA	$374	$1,287	$123

_________________

(1)	See “Results of Operations by Segment” above for the recast of results for the three months ended December 31, 2021 and March 31, 2021.
(2)	New projects awards and EBITDA are non-GAAP measures. See “Non-GAAP Measures” above for the Company’s definition of new project awards and EBITDA.
(3)

Gross profit (loss) for the Fabrication Division for the three months ended September 30, 2021 and June 30, 2021, and year ended December 31, 2021, includes project improvements of $1.1 million, $1.9 million and $3.3 million, respectively.

(4)

Other (income) expense for the Services Division for the year ended December 31, 2021, includes charges of $0.1 million associated with insurance deductibles and other costs related to the impacts of Hurricane Ida, and acquisition costs of $0.5 million related to the DSS Acquisition.

(5)

Other (income) expense for the Fabrication Division for the year ended December 31, 2021, includes charges of $3.1 million associated with insurance deductibles and other costs related to the impacts of Hurricane Ida and a gain of $0.4 million associated with the settlement of a property tax dispute.

Consolidated Balance Sheets (in thousands)

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,061	$52,886
Restricted cash, current	1,703	1,297
Contract receivables and retainage, net	23,643	15,986
Contract assets	2,694	4,759
Prepaid expenses and other assets	9,120	6,971
Inventory	1,700	1,779
Assets held for sale	1,800	1,800
Total current assets	81,721	85,478
Restricted cash, noncurrent	—	406
Property, plant and equipment, net	32,057	32,866
Goodwill	2,217	2,217
Other intangibles, net	949	984
Other noncurrent assets	13,261	13,322
Total assets	$130,205	$135,273
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,531	$9,280
Contract liabilities	4,198	6,648
Accrued expenses and other liabilities	15,831	14,026
Total current liabilities	29,560	29,954
Other noncurrent liabilities	1,252	1,411
Total liabilities	30,812	31,365
Shareholders’ equity:
Preferred stock, no par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value, 30,000 shares authorized, 15,775 shares issued and outstanding at March 31, 2022 and 15,622 at December 31, 2021	11,435	11,384
Additional paid-in capital	105,972	105,511
Accumulated deficit	(18,014)	(12,987)
Total shareholders’ equity	99,393	103,908
Total liabilities and shareholders’ equity	$130,205	$135,273

Consolidated Cash Flows(1) (in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
Cash flows from operating activities:
Net loss	$(5,027)	$(6,190)	$(18,537)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,251	1,104	1,940
Asset impairments	—	—	22,750
(Gain) loss on sale of fixed assets, net	(25)	(27)	9
Stock-based compensation expense	571	528	313
Changes in operating assets and liabilities:
Contract receivables and retainage, net	(7,657)	(7,757)	(2,779)
Contract assets	2,065	(2,513)	(3,851)
Prepaid expenses, inventory and other current assets	(2,070)	2,366	228
Accounts payable	346	1,770	1,756
Contract liabilities	(2,450)	(540)	(3,317)
Accrued expenses and other current liabilities	1,792	(2,161)	2,199
Noncurrent assets and liabilities, net	(147)	(166)	(353)
Net cash provided by (used in) operating activities	(11,351)	(13,586)	358
Cash flows from investing activities:
Capital expenditures	(440)	(403)	(460)
Proceeds from Shipyard Transaction, net of transaction costs	—	1,315	—
DSS Acquisition	—	(7,573)	—
Proceeds from sale of property and equipment	25	27	39
Recoveries from insurance claims	—	1,000	—
Net cash used in investing activities	(415)	(5,634)	(421)
Cash flows from financing activities:
Tax payments for vested stock withholdings	(59)	—	(100)
Net cash used in financing activities	(59)	—	(100)
Net decrease in cash, cash equivalents and restricted cash	(11,825)	(19,220)	(163)
Cash, cash equivalents and restricted cash, beginning of period	54,589	73,809	43,159
Cash, cash equivalents and restricted cash, end of period	$42,764	$54,589	$42,996

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(1)	Cash flow activity for discontinued operations is not presented separately for any period in the Consolidated Statement of Cash Flows.